Exhibit 10.21

EXECUTIVE AGREEMENT

THIS AGREEMENT made as of the 1st day of February, 2000,

BETWEEN:

EXI TECHNOLOGIES INC., a corporation governed by the laws of Canada, having its registered office at 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7

(the “Corporation”)

OF THE FIRST PART

AND:

MALIK TALIB, Executive, of 875 Greenwood Road, West Vancouver, British Columbia, V7S 2X8

(“Talib”)

OF THE SECOND PART

WHEREAS:

(A) The Corporation and Talib have agreed that Talib will be employed as President;

(B) The Corporation and Talib have agreed to enter into this Agreement to set out the terms and conditions relating to Talib’s employment by the Corporation;

NOW THEREFORE, in consideration of the premises and covenants set out in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases will have the respective meanings set forth in this section:

(a) “affiliates” means affiliated bodies corporate within the meaning of the Canada Business Corporations Act, as amended or re-enacted from time to time;

(b) “Agreement” means this Agreement as the same may be supplemented or amended from time to time by an instrument or instruments in writing executed by the parties hereto;

(c) “Board” means the board of directors of the Corporation;

(d) “Business” means the research, development, manufacture, distribution and marketing of wireless technologies, including radio tagging which uses radio frequency identification technology;

(e) “hereof”, “herein”, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular portion hereof; and

(f) “$” means lawful money of Canada.

2. Duties and Commencement of Employment

(a) The Corporation hereby confirms Talib’s appointment as its President. Talib will perform the duties described in Schedule A hereto and will undertake such additional responsibilities as are determined by the Board from time to time and as are appropriate for such position or consistent with the types of duties described in the said Schedule.

(b) Talib will devote such of his time, attention, energy and best efforts to his employment by the Corporation as may be necessary to ensure, and will not, without the written consent of the Corporation, after the commencement of employment and during the term of his employment, engage in the rendering of such services or in any other business activity (whether or not such business activity is pursued for gain, profit or other pecuniary advantage) that could interfere with the satisfactory performance of his duties and responsibilities described in Schedule A. Provided that Talib complies with his obligations pursuant to the foregoing provisions of this §2(b), the Corporation acknowledges that such provisions will not prevent him from expending a reasonable amount of his time on the activities of community and similar non-profit organizations.

3. Talib’s Compensation

Talib will receive as President, a base salary of $175,000 per year (the “Salary”) less such deductions as are required to be made by law. The Salary will be reviewed annually during the term of his employment and, following such review and in the sole discretion of the Board, may only be maintained at the amount in effect at the time of such review or increased. In each year of the term of Talib’s employment, the Salary will be paid in twenty-four approximately equal instalments on the 15th and last days of each month. The salary will be paid to Talib as if his employment commenced February 1, 2000.

4. Bonus

Talib will be entitled to a bonus, payable in cash or shares of the Corporation, which shall be payable to him on or before May 31st of each year commencing 2001. The amount and form of the bonus shall be determined by the Board in its total discretion taking into account the financial performance of the Corporation and such other factors as the Board considers relevant.

5. Non-Competition and Non-Solicitation

If Talib ceases to be employed by the Corporation for any reason, Talib will not, for a period of two years, in any manner whatsoever

(a) enter into, carry on, or be engaged in, connected with or interested in any aspect of the Business in North America,

(b) solicit or contact, for the purpose of solicitation, any person that is a customer or active prospect of the Corporation or its subsidiaries at the date you cease to be an employee for the purpose of selling or supplying, whether directly or indirectly, any product or service that competes with or is similar to the Business,

(c) solicit or contact, for the purpose of solicitation, any employee of the Corporation or its subsidiaries for employment or any other engagement.

6. Confidentiality

6.1 In this §6, “Corporation” means the Corporation and/or its affiliates and “Confidential Information” means any information (including, without limitation, any formula, pattern, device, plan, process, or compilation of information) which

(a) is, or is designated to be, used in the business of the Corporation, or results from its research or development activities and which information was developed by the Corporation or by Talib in connection with research and development activities of the Corporation which Talib worked on or is working on with or for the Corporation, and

(b) either

(i) is private or confidential in that either it is not generally known or available to the public or is identified by the Corporation by notation thereon or other sufficient means to be Confidential Information, or

(ii) relates to an Invention (as defined in §6.1(c)).

“Confidential Information” includes, without limiting the generality of the foregoing, the following:

(c) all proprietary information licensed to or acquired, used or developed by the Corporation or by Talib in connection with the research and development activities of the Corporation on which Talib worked or is working with or for the Corporation, including but not restricted to information in respect of laboratory procedures and techniques, chemical compositions and processes and other scientific strategies and concepts, designs, know-how, formulas, processes, research data and proprietary rights in the nature of trade secrets, copyrights, patents, trademarks and industrial designs (collectively, the “Inventions”), and

(d) all information relating to the Corporation’s business, and to all other aspects of the Corporation’s structure, personnel, and operations, including financial information, marketing, advertising and commercial strategies, customer and supplier lists, agreements and contractual records, correspondence, and any other information, records, files, drawings, tapes, documents, tools and data that may not be generally known.

6.2 Talib will not, without the prior written consent of the Corporation:

(a) use any Confidential Information, or disclose any Confidential Information or remove or aid in the removal of Confidential Information or any communications, property or material which relates to Confidential Information from the premises of the Corporation other than as is necessary to perform Talib’s employment duties to the Corporation;

(b) permit, and will take all reasonable precautions necessary or prudent to prevent, communications, property or material containing or referring to Confidential Information from being disclosed to or discovered, used or copied by any third party, other than as is necessary to perform Talib’s employment duties to the Corporation;

whether such communication, property, or material containing, referring to, or relating to Confidential Information was received by Talib after or before the date of this Agreement.

6.3 Talib will promptly disclose to the Corporation any and all Inventions, whether patentable or not, relating to or arising from the Corporation’s research and development activities on which Talib worked or is working with or for the Corporation.

6.4 All right, title and interest in and to Confidential Information is and will remain the property of the Corporation. Talib hereby transfers, assigns and quit-claims Talib’s entire right to and interest in all Inventions to and in favour of the Corporation.

6.5 Talib and Talib’s personal representatives will at any and all times after the date of this Agreement, whenever requested to do so by the Corporation and at the expense of the Corporation, and whether or not then in the employ of the Corporation, do all such acts and things, execute and deliver all such applications, papers, assignments and other writings and participate in all such proceedings, whether litigious or otherwise, as are properly and reasonably required to vest fully in the Corporation or its nominees title to all Inventions and to enable the Corporation or its nominees to apply for, obtain, maintain and enforce, in Canada and in all or any other countries, patents relating to Inventions or any portion thereof.

6.6 The Corporation is not by this Agreement obligated to file any patent application nor to continue the prosecution of any patent application filed nor to maintain or enforce any patent.

6.7 At any time when so requested, Talib will deliver to the Corporation all records, files, drawings, tapes, equipment, materials and other documents of whatever kind and any copies thereof (including personal notes or memoranda) which contain or in any way relate to any Confidential Information and which are in Talib’s possession or control.

7. Injunctive Relief

Talib acknowledges and agrees that, without prejudice to any and all other rights of the Corporation, in the event of Talib’s violation or attempted violation of any of the covenants contained in this Agreement, an injunction or any other like remedy will be the only effective remedy to protect the Corporation’s rights and property as set out herein and that an interim injunction may be granted immediately on the commencement of any suit and this sentence shall not be construed so as to be in derogation of any other remedy which the Corporation may have in the event of such violation or attempted violation. In order to obtain such relief, it shall not be necessary for the Corporation to establish irreparable harm which cannot be satisfied by an award of damages.

8. Vacation and Statutory Holidays

Talib will be entitled to 4 weeks’ vacation with pay per year to be scheduled by mutual agreement between Talib and the Corporation. Talib will also be entitled to paid statutory holidays in accordance with the Corporation’s policies from time to time.

9. Benefits

Talib will receive those benefits that are generally provided to the employees of the Corporation in accordance with its policies relating thereto from time to time.

10. Reimbursement for Expenses

Talib will be reimbursed by the Corporation for all expenses actually and properly incurred by him in connection with the performance of his duties under this Agreement consistent with the Corporation’s policies relating thereto from time to time. Talib will furnish to the Corporation statements and vouchers for all such expenses as and when required by and to the satisfaction of the Corporation.

11. Termination

11.1 Subject to §11.2, Talib may terminate this Agreement at any time, by giving 90 days’ written notice to such effect to the Corporation.

11.2	(a) At any time before 4:00 p.m. on May 15, 2001, Talib may, by giving notice to the Corporation, terminate this Agreement on 30 days’ written notice whereupon the Corporation will pay to Talib in 12 consecutive monthly instalments on the last day of each month after the month in which this Agreement was terminated, an amount equal to the aggregate of Talib’s salary paid in the 12 consecutive months before the month in which this Agreement was terminated.

(b) Talib will be entitled to receive during the period that payments are to be received by Talib pursuant to §11.2(a) those benefits that are generally provided to employees of the Corporation in accordance with its policies relating thereto from time to time provided that, in lieu thereof, the Corporation may pay to Talib an amount equal to the cost of such benefits to the Corporation during the 12 consecutive months before the month in which this Agreement was terminated.

(c) Upon the giving by Talib of the notice contemplated by §11.2(a) and subject to regulatory approval, the Corporation will seek to amend the terms of any options to acquire securities of the Corporation previously issued and outstanding to Talib so that

(i) the options will terminate on the later of

(A) the day that the last payment is made to Talib pursuant to §11.2(a), and

(B) the day on which Talib ceases to be a director of the Corporation,

(ii) on or before the day on which the options terminate pursuant to §11.2(c)(i), Talib may exercise in full any options previously granted to him without regard to unexpired vesting periods.

11.3 The Corporation may, at any time, without prior notice to Talib, or the payment of any compensation in lieu of notice, forthwith terminate this Agreement and Talib’s employment by the Corporation for cause.

11.4 The Corporation may terminate this Agreement and Talib’s employment by giving one year’s written notice to such effect or paying to Talib in lieu of notice an amount equal to the aggregate of Talib’s salary paid in the 12 consecutive months before the month in which this Agreement was terminated. Upon termination of this Agreement pursuant to this §11.4 Talib shall have no rights to further benefits from the Corporation.

11.5 If this Agreement is terminated, Talib will, notwithstanding such termination, forthwith upon termination and from time to time thereafter, deliver to the Corporation all records and documents including, without limitation, all operating records, books of accounts and ancillary documents maintained with respect to the business and affairs of the Corporation and/or any affiliate thereof which are then in the possession or control of Talib.

12. Service as Director and Officer

Talib acknowledges that, to the extent that he serves as a director of the Corporation or as a director or officer of any of its affiliates, he will do so without any additional remuneration pursuant to the terms of this Agreement but will be entitled to receive a suitable indemnity from the Corporation and any such affiliate or subsidiary. Talib will be deemed to have resigned as an officer and, if applicable, as a director of the Corporation, and as a director and officer of any of its affiliates, contemporaneously with the termination of this Agreement and will, immediately upon request by the Corporation, sign any and all documents necessary to give effect to such resignations.

13. Notices

Any notice in writing required or permitted to be given in respect of this Agreement will be deemed to have been sufficiently given and delivered if personally delivered to the party by hand at the address specified in this §13 or at such other address as may be specified from time to time by either of the parties hereto by written notice in the manner required by this §13.

(a)	if to the Corporation:

Suite 100, 13551 Commerce Parkway

Richmond, B.C.

Attention: Chief Executive Officer

with a copy to:

Lang Michener Lawrence & Shaw

1500 - 1055 West Georgia Street

Vancouver, B.C.

Attention: John Stark

(b)	if to Talib:

875 Greenwood Road

West Vancouver, B.C.

V7S 2X8

Any such notice will be conclusively deemed to have been received on the day of actual delivery.

14. Severability

If any covenant, provision or restriction contained in this Agreement is found to be void or unenforceable in whole or in part, it will not affect or impair the validity of any other covenant, provision or restriction and, without limitation, each of the covenants, provisions and restrictions contained herein are hereby declared to be separate and distinct covenants, provisions and restrictions.

15. Survival

The provisions of §5, §6 and §11.5 will survive the termination of this Agreement and Talib’s employment for any reason whatsoever.

16. Governing Law and Attornment

This Agreement will be construed and interpreted in accordance with the laws of the Province of British Columbia and the parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of the Province of British Columbia for the purposes of any legal or equitable suit, action or proceeding relating to this Agreement.

17. Arbitration

17.1 Any dispute between the parties in respect of the interpretation of this Agreement or any matter to be agreed upon under this Agreement or otherwise arising under this Agreement will be submitted for determination by a single arbitrator appointed and acting pursuant to the Commercial Arbitration Act of the Province of British Columbia (the “Act”).

17.2 Except as specifically provided in this §17, an arbitration hereunder shall be conducted in accordance with the Act. The arbitrator will fix a time and place in Vancouver, British Columbia for the purpose of hearing the evidence and representations of the parties, all of which will be in camera, and he will preside over the arbitration and determine all questions of procedure not provided for under the Act or this §17. After hearing any evidence and representations that the parties may submit, the arbitrator shall make a decision and reduce the decision to writing and deliver one copy thereof to each of the parties. The decision shall be kept confidential by the parties except as required by applicable securities laws. The decision of the arbitrator will be made within 45 days after his appointment. The expense of the arbitration shall be paid as specified in the decision. The parties agree that the award of the single arbitrator shall be final and binding upon each of them and shall not be subject to appeal.

18. Entire Agreement

This Agreement contains the whole understanding of the parties and supersedes and replaces all oral or written representations or prior agreements and cannot be amended, modified or supplemented in any respect except by subsequent written agreement signed by both of the parties hereto.

Talib acknowledges that he has

(a) read and understands the terms of this Agreement; and

(b) received, or has declined the opportunity to receive, independent legal advice prior to the execution of this Agreement.

19. Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and upon the heirs, executors, administrators and legal personal representatives of Talib and the successors and assigns of the Corporation and Corpanada.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EXI TECHNOLOGIES INC.

Per:	/s/ Zahir Abji
Authorized Signatory

Per:	/s/ Karim Khoja
Authorized Signatory

Signed, Sealed and Delivered by MALIK TALIB in the presence of:	)
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	)	/s/ Malik Talib
Witness (Signature))		MALIK TALIB
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